UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2013

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Severance Plan for Section 16 Officers

On October 28, 2013, the Compensation Committee of the Board of Directors of Cree, Inc. (the “Company”) amended the Cree, Inc. Severance Plan for Section 16 Officers (the “Severance Plan”). The Severance Plan is administered by the Compensation Committee and designed to supplement the Change in Control Agreements for the Company’s executive officers who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Officers”), by providing severance benefits in the event of termination of an Officer’s employment without cause or resignation for good reason. However, the Severance Plan will not apply to an Officer if he or she becomes entitled to the payment of severance benefits upon termination of employment in connection with a change in control pursuant to a separate agreement with the Company. The Company’s only Officers as of the date of this report are Charles M. Swoboda, the Company’s Chairman, Chief Executive Officer and President, Michael E. McDevitt, the Company’s Executive Vice President and Chief Financial Officer, Norbert W. G. Hiller, the Company’s Executive Vice President–LEDs, and Tyrone D. Mitchell, Jr., the Company’s Executive Vice President–Lighting.

If an Officer’s employment is terminated by the Company without cause or by the Officer for good reason, except in the event of termination of the Officer’s employment due to death or long-term disability or in the event such termination of employment is in connection with a change in control and the Officer is entitled to the payment of severance benefits pursuant to a separate agreement with the Company, then the Officer will receive continued payment of the Officer’s base salary for 12 months (18 months in the Chief Executive Officer’s case) and a lump sum payment equal to 12 (18 in the Chief Executive Officer’s case) multiplied by the COBRA premium applicable to the type of medical, dental and vision coverage then in effect for the Officer. In addition, the Chief Executive Officer will receive 1.5 times the annual payout at target under any performance unit grant in effect as of the termination date and the other Officers will receive an amount equal to the total payout at target for one year under the Company Management Incentive Compensation Plan and any performance unit grant in effect as of the termination date.

As a condition to the receipt of the severance benefits described in the prior paragraph, an Officer must execute and comply with a release agreement that includes a release of claims against the Company, its affiliates and representatives and a non-disparagement provision.

The foregoing description of the Severance Plan is subject to and qualified in its entirety by the Severance Plan, as amended, which is included as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit
Exhibit 10.1	Cree, Inc. Severance Plan for Section 16 Officers, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Michael E. McDevitt
Michael E. McDevitt
Executive Vice President and Chief Financial Officer

Date: October 31, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 10.1	Cree, Inc. Severance Plan for Section 16 Officers, as amended

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